UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11451 Katy Freeway, Suite 500

Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 598-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Appointment of Interim Chief Financial Officer

On January 25, 2013, Black Elk Energy Offshore Operations, LLC (the “Company”) appointed Gary Barton, age 50, as its interim Chief Financial Officer, reporting to John Hoffman, Chief Executive Officer, and the Board of Managers, effective immediately. The Company will continue its efforts to retain a Chief Financial Officer. Mr. Barton currently serves as a Senior Director with Alvarez & Marsal North America, LLC (“A&M”) in Houston, Texas, a position he has held since April 2008. A&M is a global professional services firm specializing in turnaround and interim management, performance improvement and business advisory services. The Company has previously engaged A&M to provide consulting services to improve the Company’s financial and operating performance and liquidity. Mr. Barton has more than 20 years of advisory and interim management experience. His primary areas of expertise are financial and business management and improvement, which will be the focus of his efforts at the Company. Mr. Barton has extensive oil and gas experience, having advised and assumed other interim management positions with various energy industry companies. Prior to joining A&M, Mr. Barton was a Senior Managing Director at FTI Consulting, Inc. from August 2002 to March 2008 and held various positions at PricewaterhouseCoopers LLP, including Partner, from 1990 to 2002. Mr. Barton received his Master in Business Administration and Bachelor of Science from Texas A&M University.

Mr. Barton’s appointment is in connection with the Company’s engagement of A&M in accordance with an engagement letter, dated January 25, 2013, by and between the Company and A&M (the “January 2013 Engagement Letter”), pursuant to which Mr. Barton shall be afforded certain powers and duties. During Mr. Barton’s service with the Company in accordance with the January 2013 Engagement Letter, Mr. Barton will continue to be employed by A&M and will not receive any compensation directly from the Company or participate in any of the Company’s employee benefit plans. The Company will instead pay A&M for Mr. Barton’s services and any additional personnel provided by A&M. A&M will receive $100,000 per month as compensation for Mr. Barton’s services plus hourly compensation for services rendered by other A&M employees at a rate of $250 to $850, depending on personnel expertise. Additionally, the Company will reimburse A&M for reasonable out-of-pocket expenses of Mr. Barton and any other A&M employees.

Either party may terminate the January 2013 Engagement Letter with immediate effect. A&M, Mr. Barton and any other A&M employees acting pursuant to the January 2013 Engagement Letter are subject to confidentiality and non-solicitation obligations both during, and after, the term of the January 2013 Engagement Letter. The Company is subject to indemnification obligations and must provide indemnification insurance to the same extent it provides indemnification and insurance to officers and managers of the Company. In addition, the Company has agreed to indemnify A&M for liabilities arising from the performance of duties pursuant to the January 2013 Engagement Letter. Such indemnification obligations exist during, and after, the term of the 2013 Engagement Letter and are in addition to any other indemnification obligations the Company is subject to under the January 2013 Engagement Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2013

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:	/s/ John Hoffman
Name: John Hoffman
Title: President and Chief Executive Officer